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EXHIBIT 11.1


COMPUTATION OF EARNINGS PER SHARE

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.

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
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                                                                 Weighted average
                                                                number of basic and
  Summary from unaudited              Basic and diluted         diluted common stock
   financial statements             loss per common share        shares outstanding
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
Three months ended 3/31/2002                $ (0.00)                538,658,340
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Three months ended 3/31/2001                $ (0.01)                504,090,250
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Six months ended 3/31/2002                  $ (0.00)                535,967,448
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Six months ended 3/31/2001                  $ (0.01)                499,726,148
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